UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant	[X]
Filed by a Party other than the Registrant	[ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e) (2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material under Rule 14a-12

WIRELESS TELECOM GROUP, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[_]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[  ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount previously paid:

2)	Form, Schedule or Registration Station No.:

3)	Filing Party:

4)	Date Filed:

WIRELESS TELECOM GROUP, INC.

25 Eastmans Road

Parsippany, NJ 07054

(973) 386-9696

AMENDMENT TO PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS

June 3, 2021

EXPLANATORY NOTE

This Amendment No. 1 to Schedule 14A (this “Amendment”) is being filed to amend the definitive proxy statement filed on April 22, 2021 (the “Proxy Statement”) of Wireless Telecom Group, Inc., a New Jersey corporation (the “Company”), in connection with its Annual Meeting of Shareholders (the “Meeting”) to be held on Thursday June 3, 2021 at 8:00 a.m. Eastern Time (the “Annual Meeting”). The sole purpose of this Amendment is to clarify and correct the voting standards applicable at the Annual Meeting and, consistent with that, to correct in the case of Proposal Number Two to approve the Company’s 2021 Long-Term Incentive Plan that an abstention will have the effect of a vote against this proposal. This Amendment should be read in conjunction with the Proxy Statement. Except as specifically amended herein, all information in the Proxy Statement remains unchanged. No other changes have been made to the Proxy Statement.

Under the heading, “QUESTIONS AND ANSWERS ABOUT THE VIRTUAL MEETING AND VOTING,” the fifth question, “What Proposals am I being asked to vote on at the Virtual Annual Meeting and what is required to approve each proposal?” which appears on pages 6 and 7 of the Proxy Statement, the disclosure under the heading “Effect of Abstentions” is amended and restated to read in its entirety as follows:

Effect of Abstentions. For Proposals 1, 3 and 4, if a shareholder abstains from voting, those shares will be counted only for purposes of determining whether a quorum is present. Abstentions will not be considered in determining the number of votes cast on a particular matter. For Proposal 2, votes to abstain are considered as present and entitled to vote at the Annual Meeting and on the proposal but will not be voted “for” the proposal, and will count as votes against this proposal.

If you have already submitted a proxy and do not wish to change your vote, you do not need to take any further action. If you have submitted a proxy and wish to change your vote, you may change your vote and revoke your proxy at any time prior to the Annual Meeting voting by (i) delivering written notice to the Company, bearing a date later than the proxy card, stating that you revoke the proxy, (ii) submitting a later-dated proxy relating to the same shares by mail, telephone or the internet, or (iii) virtually attending the Annual Meeting and voting in person (although virtual attendance at the Annual Meeting will not, by itself, revoke a proxy).

You should send any written notice or a new proxy card to: Michael Kandell, Secretary, Wireless Telecom Group, Inc., 25 Eastmans Road, Parsippany, New Jersey 07054, or follow the instructions provided on your proxy card to submit a proxy by telephone or via the internet. If you are a beneficial owner of shares held in street name you can request a new proxy card from your brokerage firm, bank or other nominee. If your shares are registered directly in your name you may request a new proxy card by sending written notice to Michael Kandell, Secretary, Wireless Telecom Group, Inc. 25 Eastmans Road, Parsippany, New Jersey 07054.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO PLEASE SUBMIT A PROXY FOR YOUR SHARES BY INTERNET OR TELEPHONE OR BY SIGNING, DATING AND RETURNING A PROXY CARD, AS APPLICABLE, AS DESCRIBED IN THE PROXY STATEMENT.